UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2022

Aterian, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aterian, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2022, the Board of Directors (the “Board”) of Aterian, Inc. (the “Company”) appointed Ms. Cynthia Williams as a Class II director of the Company. Ms. Williams will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board. As a Class II Director, Ms. Williams’ initial term will expire at the annual meeting of the Company’s stockholders to be held in 2024.

Ms. Williams, age 55, currently serves as President of the Wizards of the Coast and Digital Gaming Division of Hasbro, Inc. (Nasdaq: HAS). Prior to her role at Hasbro, Inc., Ms. Williams served as Vice President and General Manager at Microsoft Corporation (Nasdaq: MSFT) from September 2019 to February 2022. She previously worked at Amazon.com, Inc. (Nasdaq: AMZN) from August 2007 to July 2018. Ms. Williams received her BSBA from Western Carolina University in 1989 and her MBA from Wake Forest University in 1995.

In connection with her appointment to the Board, on April 1, 2022, Ms. Williams was granted a restricted stock award of 82,305 shares of restricted common stock of the Company. The shares will vest over three years, with one-third of the shares vesting one year from the grant date, and the remainder of the shares subject to the restricted stock award vesting quarterly in equal grants in successive quarters thereafter, subject to Ms. Williams’ continuous service through such date. The Company also entered into an indemnity agreement with Ms. Williams in substantially the same form as its standard form of indemnification agreement with its other directors.

Ms. Williams does not have any family relationships with any director or executive officer of the Company and was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Additionally, Ms. Williams has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

On April 1, 2022, the Company issued a press release announcing the appointment of Ms. Williams to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Aterian, Inc., dated April 1, 2022.

104	Cover Page Interactive Date File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

Date: April 1, 2022	By:	/s/ Yaniv Sarig
	Name:	Yaniv Sarig
	Title:	President and Chief Executive Officer